SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011

NUMEREX CORP.
(Exact Name of Issuer as Specified in Charter)

Pennsylvania	0-22920	11-2948749
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(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1600 Parkwood Circle
Suite 500
Atlanta, Georgia
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(Address of principal executive offices)

30339
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(Zip code)

(770) 693-5950
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
     Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 20, 2011, Numerex Corp (the “Company”) held its 2011 annual meeting of shareholders in Atlanta, Georgia (the “Annual Meeting”).  The following is a brief description of the matters voted on at the Annual Meeting, which are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 8, 2011, and a statement of the number of votes cast for, withheld and against and the number of abstentions and broker non-votes with respect to each matter.

1.   The following nominees were each elected to serve on the Company’s board of directors by the votes indicated below:

Nominee	For	Withheld	Broker Non-Votes
Brian C. Beazer	5,876,309	33,038	7,202,732
George Benson	5,877,309	32,038	7,202,732
E. James Constantine	5,880,209	29,138	7,202,732
Stratton J. Nicolaides	5,880,209	29,138	7,202,732
John G. Raos	5,880,209	29,138	7,202,732
Andrew J. Ryan	5,818,785	90,562	7,202,732

2.   The proposal to ratify the selection and appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current fiscal year was approved and received the following votes:

No. of Votes
For	13,059,932
Against	52,087
Abstain	60

3.   The proposal to approve the compensation paid to the Company’s named executive officers as disclosed in the proxy statement received the following votes:

No of Votes
For	5,837,405
Against	45,616
Abstain	25,226
Broker Non-Votes	7,203,832

4.    The frequency of future advisory votes on executive compensation received the following votes:

No of Votes
Three years	4,979,109
Two years	29,857
One year	899,281
Abstain	0
Broker Non-Votes	7,203,832

In accordance with the voting results on this proposal, the Board of Directors of the Company has determined that the Company will include an advisory shareholder vote on executive compensation in its proxy materials every three years until the next shareholder vote on the frequency of the vote to approve executive compensation.  A shareholder vote on the frequency of the vote to approve executive compensation is required to be held at least once every six years.

No other matters were submitted for shareholder action at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUMEREX CORP.

Date: May 26, 2011	/s/ Alan B. Catherall
Alan B. Catherall
Chief Financial Officer